

ChromaDex
Earnings Conference Call
First Quarter 2020

Rob Fried
Chief Executive Officer

Frank Jaksch
Co-Founder / Executive Chairman

Kevin Farr
Chief Financial Officer

SAFE HARBOR STATEMENT

This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2020 financial outlook, and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be," "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows and financial performance, business, business strategy, expansion, growth, products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part II, "Item 1A. Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, to be filed with the Securities Exchange Commission (the "Commission") and in Part I, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 10, 2020. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Important factors that could cause actual results to differ materially from those in the forward looking statements include: a decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation; and the ability to complete customer transactions and capital raising transactions.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

About Non-GAAP Financial Measures

ChromaDex's non-GAAP financial measures exclude interest, income tax, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense for adjusted EBITDA excluding total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex's financial results in accordance with GAAP.

FDA Disclaimer

Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors.

Q1 2020 Takeaways

- **Grew total net sales to $14.3 million in Q1 2020 (+43% YoY, +10% versus Q4 2019)**
- **Demonstrated continued progress building TRU NIAGEN into a global brand with top-line momentum**
  - TRU NIAGEN net sales of $11.1 million in Q1 2020 (+50% YoY)
  - Continued sequential growth in TRU NIAGEN net sales (+10% in Q1 2020 vs Q4 2019)
- **Gross margin improvement driven by favorable business mix with TRU NIAGEN YoY (+520bps YoY, +90bps versus Q4 2019)**
  - Gross margin of 57.9% in Q1 2020 versus 57.0% in Q4 2019 driven by benefit of product cost savings initiatives and overall scale
  - Q1 2019 included a ~250bps negative impact primarily due to the wind down of Purple Corn ingredient
- **Marketing efficiency improved (+1,050bps YoY, +800bps versus Q4 2019) primarily driven by the TRU NIAGEN business**
  - Selling and marketing expense of 31.0% of net sales in Q1 2020 compared to 39.0% in Q4 2019, and 41.5% in Q1 2019
- **General and administrative expense (G&A) was $8.8 million, down $1.3 million sequentially and higher by $0.5 million YoY.**
  - Absence of Elysium-related bad debt expense[(1)] in the current quarter was partially offset by higher severance and restructuring expense related to cost savings initiatives across the organization
- **Net loss was ($5.9) million or ($0.10) per share, compared to a net loss of ($8.9) million or ($0.15) per share in Q4 2019.**
- **Adjusted EBITDA excluding legal expense was a loss of ($0.3) million, a $1.8 million improvement sequentially (+$2.4 million YoY)**
- **Steady progress executing on our core objectives:**
  - Build the Brand – Launched in Australia with Matakana, Superdrug in U.K. and on Amazon in key European markets
  - Own the Science – Two new clinical studies registered to study NR and approximately ten new external research partnerships signed
  - Focus on Fundamentals – Executed on strategic cost savings initiatives
- **Organizational realignment and supply chain cost savings initiatives expected to deliver at least $2.0 million of gross annualized savings in 2021. Remain committed to achieving cash flow break-even while making investments to drive long-term growth.**
- **In April, strengthened the balance sheet with a $5 million common stock investment with existing strategic investors**

Steady strategic progress with key financial metrics moving in the right direction

(1) Q4 2019 included $2.2 million write-off of Elysium receivable. Reflects conservative accounting treatment and does not impact our litigation strategy or assessment of the potential return on investment.

Build a Global Brand


CANADA(a)
Amazon
Truniagen.ca
Selected Retailers
April 2019
UK(b)
Amazon
Superdrug
April 2020
CHINA
Truniagen.cn
Tmall
JAPAN
Amazon
GERMANY
Amazon
FRANCE
Amazon
HONG KONG
Watsons
September 2017
SINGAPORE
Watsons
January 2018
AUSTRALIA
Matakana Health Ltd.
March 2020
NEW ZEALAND
Matakana Health Ltd.
September 2018
Retail
Cross border

Global expansion continues with TRU NIAGEN® launching in the U.K. and Australia in early 2020

a) TRU NIAGEN® was launched on www.truniagen.ca and to health care practitioners at Fullscript Canada in December 2018. It was previously sold on www.amazon.ca. Expanded to Showcase Canada and WELL Health in April 2019 and Whole Foods Market Ontario in July 2019.

b) TRU NIAGEN was launched on Amazon U.K. in June 2018. Launched TRU NIAGEN with Superdrug in April 2020.

Management Team

Rob Fried – *Chief Executive Officer*
Board member since 2015, President, CEO & Director of Ideation Acquisition Corp. 2007-2009, Founder & CEO of Spiritclips LLC 2007-2017 (acquired by Hallmark Cards Inc. in 2012), and Academy Award and Emmy Award winning motion picture producer

Frank Jaksch - *Executive Chairman*
Co-founded ChromaDex in 2000

Kevin Farr – *CFO*
Former CFO, Mattel, Inc, 2000-2017
PriceWaterhouse, 10 years, CPA

Megan Jordan – *CCO & SVP of Global Marketing*
Former SVP of Global Corporate Communications, Herbalife Nutrition 2015-2018

Dr. Andrew Shao – *SVP Global Regulatory & Scientific Affairs*
Over two decades of experience in global nutrition industry
Amway, Herbalife Nutrition & Council for Responsible Nutrition

Mark Friedman – *General Counsel, Corporate Secretary*
Former EVP & General Counsel, Herbalife 2013-2018

Ben Shichman – *Chief Technology Officer*
Over 25 years of experience fast growing software and e-Commerce companies

Alberto Bottene – *SVP of Sales and Business Development*
Over 30 years of global business development in health, beauty and supplements industry

David S. Kroes – *SVP of People Matter(s)*
Over 20 years of People Matter(s) leadership across multiple industries, ranging from start-ups to large global companies

Scientific Advisory Board



Charles Brenner, Ph.D.
Head of Biochemistry
University of Iowa

World's Foremost Authority on NAD Metabolism



Roger Kornberg, Ph.D.
Chairman
Professor of Structural Biology
Stanford University

Nobel Prize Winner, Chemistry, 2006



Rudolph Tanzi, Ph.D.
Kennedy Professor of Neurology
Harvard University

Leading Alzheimer's Researcher, TIME 100 Most Influential 2015



Dr. Bruce German
Chairman of Food, Nutrition, & Health
University of California, Davis

Leader in Food, Nutrition, & Wellness Innovation



Professor Sir John Walker, Ph.D.
Emeritus Director, MRC Mitochondrial Biology
University of Cambridge

Nobel Prize Winner, Chemistry, 1997



Brunie H. Felding, Ph.D.
Associate Professor of Molecular Medicine
Scripps Research Institute

Renowned Breast Cancer Researcher focused on NAD+ supplementation


Scientific Update

Science Continues to Expand

- **40 human studies on nicotinamide riboside in various stages on clinicaltrials.gov(1)**
- **Two new clinical studies since prior update :**
  - Koc University Hospital, Turkey (April 2020)
    - Study entitled "Metabolic Cofactor Supplementation in Obese Patients with Non-Alcoholic Fatty Liver Disease (NAFLD)
    - Objective is to establish metabolic improvements in obese patients with Non-Alcoholic Fatty Liver Disease (NAFLD) through simultaneous dietary supplementation of serine, L-carnitine, N-cacetylcysteine, and nicotinamide riboside
    - Previous studies suggested that each of these cofactors decrease liver fat
    - Hypothesis is supplementation of these cofactors will stimulate pathways to enhance hepatic β-oxidation, resulting in decreased liver fat
  - Cleveland Clinic, a comprehensive cancer care center (April 2020)
    - Investigating the effects of nicotinamide riboside supplementation in allogeneic hematopoietic cell transplantation
    - Objective is to find a safe and tolerable way to improve engraftment after transplant
    - Research studies have shown that adding NR to donor cells has the potential to increase blood stem cell numbers and potentially decrease the time to engraftment
- **~195 MTAs for NIAGEN signed with research institutes and universities around the world**

(1) Nine studies registered to test NR in combination with other ingredients, for a total of 49 (as of May 8, 2020)

Recent Peer-Reviewed Publications

- ***Journal of Molecular and Cellular Cardiology*** – Matasic et al., 2020 – *"Modulation of the cardiac sodium channel $Na_V1.5$ peak and late currents by NAD^+ precursors." – April 2020*
    - Preclinical study demonstrating the effects of both nicotinamide (NAM) and nicotinamide riboside (NR), supplementation on cardiac electrophysiology
    - Demonstrated that both NR and NAM increased NAD^+ and NADH levels. However, only NR indicated a potential anti-arrhythmic effect.
    - Results reinforce earlier preclinical findings that suggest increased NAD+ levels may have a beneficial impact on cardiac conditions and arrhythmias
    - Researchers concluded that results warrant further investigation into NR as a potential therapy for cardiac arrhythmic disorders

Financial Highlights


TRU
NIAGEN
300mg

Q1 2020 Net Sales Mix



Q1 2019
e-Commerce
59%
$10.0 MM
Other Ingredients
4%
NIAGEN Ingredient
11%
Analytical Reference Standards & Services (1)
11%
Watson's & International
15%



Q1 2020
e-Commerce
57%
$14.3MM
Watson's & International
20%
NIAGEN Ingredient
14%
Analytical Reference Standards & Services (1)
5%
Other Ingredients
4%

- **TRU NIAGEN** net sales increased to **78% of net sales** in Q1 2020 compared to 74% in Q1 2019[(2)]
- **NIAGEN-related** net sales increased to **91% of net sales** in Q1 2020 compared to 85% in Q1 2019[(3)]

Successful transformation into a consumer-focused company with flagship product, TRU NIAGEN

(1) Analytical Reference Standards and Services previously reported as Core
(2) TRU NIAGEN net sales include e-Commerce, Watson's/Other B2B
(3) NIAGEN-related sales include TRU NIAGEN and NIAGEN ingredient

Q1 2020 Net Sales

Q1 2020 Net Sales
($ in millions)



e-Commerce
8.2
Watson's & International
2.9
NIAGEN Ingredient
2.0
Analytical Reference Standards & Services (1)
0.7
Other Ingredients
0.5
TRU NIAGEN
$11.1

Growth Rates

	YoY % (vs Q1 2019)	QoQ % (vs Q4 2019)
e-Commerce	+39%	+4%
Watson's & International	+90%	+30%
NIAGEN Ingredient	+77%	Flat
Analytical Reference Standards & Services (1)	-34%	-16%
Other Ingredients	+34%	+332%
Total	+43%	+10%

Continued strong growth in TRU NIAGEN sales, partially offset by lower sales in legacy businesses, including the divestiture of Spherix Regulatory Consulting business.

(1) Analytical Reference Standards and Services previously reported as Core

Q1 2020 vs Q4 2019 Key P&L Metrics

(in thousands)	Q1 2020	Q4 2019	Notes
Net Sales	**$ 14,345**	**$ 13,089**	TRU NIAGEN business up 10% with growth in U.S. e-commerce, and initial shipments for new launches, partially offset by slightly lower Watsons sales
Gross Profit *% of Net Sales*	**8,311** *57.9%*	**7,465** *57.0%*	Up 90bps driven by product cost savings initiatives and overall scale on supply chain overhead
Selling and Marketing *% of Net Sales*	4,447 *31.0%*	5,108 *39.0%*	Improvement in marketing efficiency driven by growing sales from returning customers in U.S. e-commerce business and overall scale on investments
Research and Development	919	1,139	Down sequentially with focused R&D investments
General and Administrative[1]	8,835	10,078	Driven by absence of bad debt expense[1]. Excluding legal fees, bad debt expense, severance & restructuring, and equity compensation expense, G&A was down by $0.1MM.
Other	0	0	No other expenses in either quarter
Total Operating Expense	**14,201**	**16,325**	Lower expenses across the P&L, including the absence of bad debt of $2.2MM[1]
Operating Loss	**$ (5,890)**	**$ (8,860)**	Higher sales and gross margins, lower SG&A (including absence of bad debt expense) and lower R&D expenses

(1) Q4 2019 includes $2.2 million of bad debt expense related to the write-off of Elysium accounts receivable.

Q1 2020 vs Q1 2019 Key P&L Metrics

(in thousands)	Q1 2020	Q1 2019	Notes
Net Sales	**$ 14,345**	**$10,048**	TRU NIAGEN business up 50% with diversified growth across U.S. e-commerce, Watson's, and international cross border platforms (TMall, Amazon)
Gross Profit *% of Net Sales*	**8,311** *57.9%*	**5,301** *52.8%*	Up 520bps driven by favorable mix, product cost savings and overall scale on supply chain overhead. Q1 2019 included ~250bps write-off primarily from Purple Corn ingredient.
Selling and Marketing *% of Net Sales*	4,447 *31.0%*	4,174 *41.5%*	Marketing efficiency improved by 1,050bps driven by TRU NIAGEN business and overall scale on investments. Invested in initiatives to drive new customer growth.
Research and Development	919	1,168	Down year-over-year with focused R&D investments
General and Administrative[(1)]	8,835	8,331	Driven by higher severance and restructuring expense. Excluding legal fees, severance & restructuring and equity compensation expense, G&A was higher by $0.7MM.
Other	0	0	No other expenses in either quarter
Total Operating Expense	**14,201**	**13,673**	Primarily driven by higher G&A, and higher selling and marketing expense, partially offset by lower R&D
Operating Loss	**$ (5,890)**	**$ (8,372)**	Higher sales and gross margins and lower R&D expense, partially offset by higher SG&A expense

Q1 2020 Operating Loss vs Q1 2019



(in millions)
+$4.4MM
-$1.9MM
2020 vs 2019 Q1 Operating Loss
(3.0)
(4.0)
(5.0)
(6.0)
(7.0)
(8.0)
(9.0)
(8.4)
2.3
0.7
0.9
0.3
0.2
(0.3)
(1.0)
(0.6)
(5.9)
Q1 2019 Operating Loss
Volume
Gross Margin Improvement
Legal
Equity Comp. (G&A)
R&D
Sales & Marketing
Severance and Restructuring
Other G&A
Q1 2020 Operating Loss

Adjusted EBITDA Summary

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three months ended								
	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019	Dec. 31, 2019	**Mar. 31, 2020**
Net loss, as reported[1]	$ (8,443)	$ (8,050)	$ (8,605)	$ (8,218)	$ (8,337)	$ (7,755)	$ (7,202)	$ (8,853)	**$ (5,902)**
Adjustments:									
Interest (income) expense	44	48	9	(22)	(35)	575	314	(7)	**12**
Depreciation	121	146	169	171	173	190	196	203	**214**
Amortization of intangibles	58	58	59	60	61	61	62	62	**62**
Amortization of right of use assets	-	-	-	-	138	141	144	92	**92**
Share-based compensation	1,258	1,811	1,317	1,985	2,029	1,759	1,687	1,697	**1,873**
Severance and restructuring	-	-	-	-	-	-	-	200	**953**
Elysium-related bad debt expense	-	-	-	-	-	-	-	2,233	**-**
Adjusted EBITDA	$ (6,962)	$ (5,987)	$ (7,051)	$ (6,024)	$ (5,971)	$ (5,029)	$ (4,799)	$ (4,373)	**$ (2,696)**
Total legal expense	2,973	2,079	2,723	2,045	3,250	2,926	2,944	2,226	**2,380**
Adjusted EBITDA excluding total legal expense	$ (3,989)	$ (3,908)	$ (4,328)	$ (3,979)	$ (2,721)	$ (2,103)	$ (1,855)	$ (2,147)	**$ (316)**

Q1 2020 Adjusted EBITDA, excluding legal expenses was ($0.3) million, an improvement of $1.8 million sequentially and $2.4 million year-over-year driven by higher sales and gross margins, and marketing efficiency

(1) Q4 2019 includes $2.2 million of bad debt expense related to the write-off of Elysium accounts receivable.

Quarterly Balance Sheet Highlights

(in thousands)	12/31/18	3/31/19	6/30/19	9/30/19	12/31/19	3/31/20	Key Drivers
Cash	**$ 22,616**	$ 19,327	$ 19,760	$18,879	**$ 18,812**	$13,608	Cash used in operations to grow the business
Inventory	**8,249**	8,670	10,714	9,820	**11,535**	11,280	Investments to support growth
Accounts Receivable[(1)]	**4,415**	5,382	5,792	6,042	**2,175**	3,558	Driven by mix of customer sales and timing of collections
Accrued Liabilities	**4,444**	4,592	3,643	3,693	**4,415**	5,249	Investments to scale the business and accrual for employee bonuses
Accounts Payable	**9,548**	9,753	9,323	6,168	**9,626**	8,159	Driven by changes in inventory, advertising and legal expense
Equity	**27,178**	20,977	15,145	27,142	**20,445**	16,548	Driven by net loss and $17 million capital raise in 2019

Invested in future growth, tightly managed working capital

(1) Periods between 12/31/2018 to 9/30/2019 include $2.2 million of receivables due from Elysium. During Q4 2019, the $2.2 million of receivables due from Elysium was written off.

Quarterly Cash Flow Highlights

(in thousands)	FY 2018	3/31/19	6/30/19	9/30/19	12/31/19	FY 2019	3/31/20
Net Loss	$(33,316)	$ (8,337)	$ (7,755)	$ (7,202)	$ (8,853)[4]	$ (32,147)	$ (5,902)
Working Capital	5,059	2,888[1]	(3,969)	(2,943)	3,956	(68)	(1,583)
Cash From / (Used For) Operations	**20,908**	**(3,048)[1]**	**(9,021)**	**(7,760)**	**(610)**	**(20,439)**	**(5,221)**
Cash From / (Used For) Investing	(1,775)	(296)	(69)	(156)	272	(249)	(20)
Cash From / (Used For) Financing	(90)	55	9,524[2]	7,035[3]	271	16,884	37
Net Increase / (Decrease) in Cash	**$(22,773)**	**$ (3,289)**	**$ 433**	**$ (881)**	**$ (67)**	**$ (3,804)**	**$ (5,202)**
Ending Cash Balance	**$22,616**	**$ 19,327**	**$ 19,760**	**$18,879**	**$18,812**	**$18,812**	**$13,608**

Higher cash used in operations compared to prior quarter driven by investments in working capital, partially offset by lower net loss

(1) Includes $4 million deferred revenue related to the upfront payment from Nestlé
(2) Includes $10 million issuance of convertible notes, net of $545,000 of issuance costs
(3) Includes $7 million issuance of convertible notes, net of $61,000 of issuance costs
(4) Net loss includes $2.2 million write-off of receivables from Elysium.

2020 Financial Outlook

(in thousands)	2018 Actual	2019 Actual	2020 Outlook	Key Drivers
Net Sales	**$31,557**	**$46,291**	Continued growth in top-line but lower than 2019 growth rate due to: • Larger revenue base • Coronavirus impact on retail sales • Regulatory Consulting divestiture	Growth driven by U.S. e-Commerce business, launches in new international markets (U.K. and Australia) and on new platforms (Persona Nutrition). *Coronavirus currently impacting Watsons, international retail, and HCP business.*
Gross Margin % (as a % of net sales)	**50.9%**	**55.7%**	Continued improvement	Increased TRU NIAGEN e-Commerce sales, savings from product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020
Selling, Marketing & Advertising (as a % of net sales)	**52.4%**	**39.4%**	Up $3-5 million in absolute dollars and down as a % of net sales	Strong growth from returning customers, investments in brand awareness and new market launches
General & Administrative[1]	**$17,317**	**$20,529**	Up $1-2 million in absolute dollars and down as a % of net sales	Investments in key personnel to scale the business in 2H 2019 adding to baseline
Adjusted EBITDA excluding legal	**$(16,204)**	**$(8,826)**	Continued improvement	Higher sales and gross margins, partially offset by investments to scale the business

Investing for growth in 2020 while improving Adjusted EBITDA excluding legal.

(1) Excludes severance and restructuring expense, legal expense and Elysium-related bad debt expense (see details on slide 26). As reported, G&A was $27,137 in 2018 and $34,308 in 2019.

Cash Flow Break-even Framework

	Quarterly P&L Framework[1]	Comments
Net Sales	~$17 million to ~$19 million	• U.S. e-Commerce marketing efficiency • Watson's international business • Acceleration in cross border launches • Successful launch with Nestlé • New business / market opportunities
Gross Margin % (as a % of net sales)	Around 60%	• Increased sales of TRU NIAGEN in e-Commerce business • Supply chain cost savings ramping in 2020
Total Operating Expense **Cash Operating Expense**[2]	~$13 million ~$11 million	• Reflects current quarterly operating expense, which includes elevated legal spending today • Litigation expense should decline over time allowing for reinvestment in other areas
Adjusted EBITDA (Including Legal Expense)	Break-even	• Excludes the impact of working capital, which is currently a use of cash due to growth • Over time, cash flow from operations should be self-funding as we achieve greater scale

Expect to achieve cash flow break-even at ~$19MM of quarterly sales and gross margins above 60% to offset higher operating expense (driven by ongoing litigation).

(1) Communicated on the Q2 2019 earnings conference call
(2) Cash operating expense excludes equity compensation, depreciation and amortization

Appendix


TRU
NIAGEN
Energy & Repair*

NR has reached the significant milestone of 49 registered human studies(1)

Preclinical Research

More than 100 preclinical peer-reviewed studies have been published investigating the science behind NIAGEN®

Human Studies

49 studies are currently registered on clinicaltrials.gov

At least 8 more are in planning and not yet registered

Clinical Health Outcomes

10 published clinical studies of NIAGEN® to date

New studies are now examining clinically relevant health outcomes

(1) There are 49 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 40 of these use NR only. Clinicaltrials.gov also includes one niacin study for a total of 50 under the search term "nicotinamide riboside." (As of May 8, 2020)

Cellular Health Supports Intrinsic Capacity



Molecular Integrity
Cellular Function
Physiological Function
Intrinsic Capacity



Intelligence
Problem solving
Memory
COGNITION
Balance
Muscle strength
Gait
LOCOMOTION
INTRINSIC CAPACITY
Mood
PSYCHOLOGICAL
Emotional vitality
Vision
SENSORY
Hearing
VITALITY
Hormonal function
Energy metabolism
Cardio-respiratory function

World Health Organization

Intrinsic capacity is the composite of all the mental and physical capacities that a person can draw on and includes their ability to walk, think, see, hear, and remember. (Source: WHO)

Most prominent human clinical research areas for Niagen® are vitality, locomotion, cognition, and sensory

	VITALITY (incl. Cardiovascular, Metabolic)	LOCOMOTION	COGNITION (Neurological)	SENSORY
Human Studies	**55%**	**21 %**	**14 %**	**10 %**
Conditions Studied	Type II Diabetes (Insulin Sensitivity)* Altered Glucose and Lipid Metabolism Non-Alcoholic Fatty Liver* Weight Loss Heart Failure Hypertension Arterial Stiffness* Vascular Function* Immunity/Inflammation* Chronic Kidney Disease Cystic Fibrosis	Parkinson's Disease Ataxia Telangiectasia Exercise Capacity/Performance Muscle Function/Strength Sarcopenia	Mild Concussion Mild Cognitive Impairment Alzheimer's Disease	Neuropathies *(e.g. Diabetic Neuropathy, Peripheral Neuropathy)* Small Nerve Fiber Degeneration

Note: Based on Niagen® NR trials listed on clinicaltrials.gov and ChromaDex Material Transfer Agreements – studies in progress or in planning.

2018 – 2019 YTD Net Sales Summary

Description	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2018 FY	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2019 FY	2020 Q1
Ecommerce	1.8	3.5	4.4	5.2	15.0	5.9	6.5	7.1	7.9	27.5	8.2
Watsons	0.8	0.3	0.7	1.2	2.9	1.3	1.9	2.3	1.9	7.3	1.8
International / Other	0.4	0.0	0.1	0.1	0.6	0.3	0.3	0.3	0.4	1.3	1.1
Total TRU NIAGEN	***3.0***	***3.7***	***5.2***	***6.5***	***18.5***	***7.5***	***8.7***	***9.7***	***10.2***	***36.1***	***11.1***
NIAGEN Ingredient	1.3	1.9	1.0	1.0	5.2	1.1	1.1	0.7	2.0	4.9	2.0
NIAGEN Related Revenues	***4.3***	***5.7***	***6.2***	***7.4***	***23.6***	***8.6***	***9.8***	***10.5***	***12.1***	***41.0***	***13.1***
Other Ingredients	1.1	0.9	0.9	0.5	3.4	0.4	0.3	0.5	0.1	1.3	0.5
Analytical Reference Standards & Services	1.2	1.2	1.0	1.1	4.5	1.1	1.0	1.1	0.9	4.0	0.7
Total Net Sales	***6.6***	***7.8***	***8.1***	***9.1***	***31.6***	***10.0***	***11.1***	***12.1***	***13.1***	***46.3***	***14.3***
TRU NIAGEN as % of Total Net Sales	***46%***	***48%***	***64%***	***71%***	***58%***	***74%***	***79%***	***81%***	***78%***	***78%***	***78%***
NIAGEN Related Revenues as % of Total Net Sales	***65%***	***73%***	***77%***	***82%***	***75%***	***85%***	***88%***	***87%***	***93%***	***88%***	***91%***
YOY Growth Rate - Net Sales											
Total Company	95%	85%	33%	20%	49%	53%	42%	48%	44%	47%	43%
NIAGEN Related	337%	168%	40%	31%	79%	99%	73%	68%	63%	73%	53%
Total TRU NIAGEN	NA	2528%	97%	143%	238%	146%	134%	86%	57%	96%	50%
Sequential Growth Rate - Net Sales											
Total Company	-13%	19%	4%	12%		11%	10%	9%	9%		10%
NIAGEN Related	-24%	32%	10%	19%		15%	15%	6%	16%		8%
Total TRU NIAGEN	14%	23%	40%	24%		15%	17%	11%	4%		10%

Adjusted EBITDA 2018 vs 2019

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Year ended		Year over Year
	Dec. 31, 2018	**Dec. 31, 2019**	Change
Net loss, as reported[(1)]	$ (33,316)	**$ (32,147)**	$ 1,169
Adjustments:			
Interest (income) expense	79	**847**	768
Depreciation	607	**762**	155
Amortization of intangibles	235	**246**	11
Amortization of right of use assets	-	**515**	515
Share-based compensation	6,371	**7,172**	801
Severance and restructuring	-	**200**	200
Bad debt expense	-	**2,233**	2,233
Adjusted EBITDA	$ (26,024)	**$ (20,172)**	$ 5,852
Total legal expense	9,820	**11,346**	1,526
Adjusted EBITDA excluding total legal expense	$ (16,204)	**$ (8,826)**	$ 7,378

2019 Adjusted EBITDA excluding legal expense was a loss of ($8.8) million, a $7.4 million improvement YoY. The YoY improvement was driven by higher sales and gross margins.

(1) 2019 includes $2.2 million of bad debt expense related to the write-off of Elysium accounts receivable.

Nestle Supply and License Agreement

Market Size – 2018 Est.


61%
~$2.0Bil
39%

- Few major players
- Nestlé Health Science has a significant share


~$16Bil
76%
24%

- Few major players
- Nestlé Health Science has a significant share

Key Terms of the Agreement

- **Upfront payment:** $4MM
  - Cash received in Q1 2019
  - Amortized as revenue over slightly more than 4 years
- **Nestlé exclusivity:**
  - Exclusive rights in medical nutrition
  - Co-exclusive rights in certain protein based beverages
- **Nestlé territories:**
  - North America, Europe, Latin America, ANZ, Japan
- **Product launch milestones**: Up to an aggregate of $6MM
- **Other revenue:**
  - Ingredient sales
  - Low to high single digit royalties on wholesale sales
- **Near-term hurdles:**
  - Technical feasibility, regulatory, market testing
  - Nestlé had an exit clause if technical feasibility was not achieved by the end of 2019. This clause has expired.

Long-term opportunity to grow the TRU NIAGEN business

(1) Supplement Nutrition Drinks category per Euromonitor, in wholesale dollars.
(2) Medical Nutrition category per Grand View Research, in wholesale dollars.

For more information about Nestlé Health Science and its businesses, visit www.nestlehealthscience.com.


TRU
NIAGEN
300mg
TRU
NIAGEN
300mg

Contact Info

Brianna Gerber

Vice President of FP&A and Investor Relations

T: +1.949.419.0288 ext. 127

BriannaG@chromadex.com

www.chromadex.com

Where to buy TRU NIAGEN®

www.truniagen.com

www.amazon.com